                                ESCROW AGREEMENT


         This ESCROW AGREEMENT (this "ESCROW AGREEMENT"), dated as of October 23, 2000, is among Cubist Pharmaceuticals, Inc, a Delaware corporation ("Cubist"), C&T Acquisition Corporation, a corporation duly organized under the laws of the Province of British Columbia, Canada, and a wholly-owned subsidiary of Cubist ("ACQUISITION SUB"), TerraGen Discovery, Inc., a corporation duly organized under the laws of the Province of British Columbia, Canada (the "COMPANY"), MDS Capital Corp., a corporation duly organized under the laws of the Province of Ontario, Canada, in its capacity as a representative of the shareholders of the Company (in such capacity and each of its successors being referred to as the "SHAREHOLDERS' REPRESENTATIVE") and State Street Bank and Trust Company, a Massachusetts banking corporation, in its capacity as escrow agent hereunder (the "ESCROW AGENT"). The Shareholders' Representative and Cubist are sometimes referred to herein collectively as the "Interested Parties." Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Acquisition Agreement (as defined below).

         WHEREAS, Cubist, Acquisition Sub, the Shareholders' Representative and the Company have entered into an Acquisition Agreement, dated August 5, 2000 (the "ACQUISITION AGREEMENT"), pursuant to which, among other things, all of the outstanding Company Shares shall, subject to the satisfaction of the conditions set forth therein and without any action on the part of the holders thereof, be deemed to be transferred to the Acquisition Sub in exchange for Exchangeable Shares issued by the Acquisition Sub or shares of Cubist Common Stock issued by Cubist (the "ACQUISITION"); and

         WHEREAS, Acquisition Sub and Cubist have agreed, pursuant to the Acquisition Agreement, to deliver to the Escrow Agent at the Effective Time, to be held in escrow pursuant to the terms hereof, a stock certificate representing Exchangeable Shares and a stock certificate representing shares of Parent Common Stock, which certificates shall represent, in the aggregate, ten percent (10%) of the shares of Cubist Common Stock and Exchangeable Shares issued at the Effective Time pursuant to the Acquisition, to secure any payment that may be required to be paid pursuant to the indemnification provisions of the Shareholders' Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth in this Escrow Agreement, the parties hereto hereby agree as follows:

         1. CERTAIN DEFINED TERMS. As used in this Escrow Agreement, the following terms shall have the meanings provided therefor below in this Section 1:

         "Consideration Shares" means the shares of Cubist Common Stock and Exchangeable Shares for which the Company Shares are exchanged pursuant to the Acquisition Agreement and the Plan of Arrangement.

         "Escrow Agent" means State Street Bank and Trust Company or any of its successors appointed pursuant to Section 9 hereof, in each case in the capacity of escrow agent hereunder.

         "Escrowed Securities" means (i) the Escrowed Shares and (ii) any securities received in respect thereof (whether by dividend or subdivision, upon conversion, exchange, redemption or otherwise), including, without limitation, any shares of Cubist Common Stock issued upon exchange of Exchangeable Shares held in escrow pursuant to this Escrow Agreement.

         "Escrowed Shares" means those Consideration Shares that are delivered to the Escrow Agent pursuant to Section 3 hereof.

         "Escrow Fund" means (i) the Escrowed Securities, (ii) any cash dividends, distributions or income earned thereon and (iii) any other accessions thereto, in each case to the extent held in escrow hereunder as of the relevant time of reference.

         2. APPOINTMENT OF ESCROW AGENT. Cubist and the Shareholders' Representative hereby appoint State Street Bank and Trust Company to act as Escrow Agent hereunder, and State Street Bank and Trust Company hereby accepts such appointment and agrees to serve in such capacity subject to the terms and conditions set forth herein.

         3.       ESCROW FUND.

         (a) ESTABLISHMENT OF ESCROW FUND. At the Effective Time, (i) Cubist shall deliver directly to the Escrow Agent a certificate registered in the name of the Escrow Agent's nominee, "Embassy & Co.", representing 33,488 shares of Cubist Common Stock to be held in escrow by the Escrow Agent pursuant to the terms of this Escrow Agreement; and (ii) Acquisition Sub shall deliver directly to the Escrow Agent a certificate registered in the name of the Escrow Agent's nominee, "Embassy & Co.", representing 17,840 Exchangeable Shares to be held in escrow by the Escrow Agent pursuant to the terms of this Escrow Agreement. The Escrow Agent shall have no responsibility for the genuineness, validity, market value, title or sufficiency for any intended purpose of the Escrowed Securities. Pursuant to the Acquisition Agreement and the provisions thereof incorporated by reference into the Shareholders' Agreement, the Shareholders have consented to: (i) the establishment of this escrow to secure any payment required to be paid pursuant to the Shareholders' indemnification obligations contained in the Shareholders' Agreement or pursuant to this Escrow Agreement, (ii) the appointment of the Shareholders' Representative as their representative for purposes of this Escrow Agreement and as attorney-in-fact and agent for and on behalf of each Shareholder, and the taking by the Shareholders' Representative of any and all actions and the making of any decisions required or permitted to be taken or made by them under this Escrow Agreement and (iii) all of the other terms, conditions and limitations of this Escrow Agreement.

         (b) DIVIDENDS, ETC. ON ESCROWED SECURITIES. The Escrow Agent shall be under no obligation to preserve, protect or exercise rights in the Escrowed Securities, and shall be responsible only to maintain the physical safekeeping thereof, as provided herein, and otherwise for the performance and observance of its duties expressly set forth in this Escrow Agreement; except that it shall, at the written request of the Shareholders' Representative given to the Escrow

Agent at least three business days prior to the date on which the Escrow Agent is requested therein to take any action, deliver to the Shareholders' Representative a proxy or other instrument in the form supplied to it by the Shareholders' Representative for voting or otherwise exercising any right of consent with respect to any of the Escrowed Securities held by it hereunder, to authorize therein the Shareholders' Representative to exercise such voting or consent authority in respect of the Escrowed Securities. The Escrow Agent shall not be responsible for forwarding to any party, notifying any party with respect to, or taking any action with respect to, any notice, solicitation or other document or information, written or otherwise, received from an issuer or other person with respect to the Escrowed Securities, including but not limited to, proxy material, tenders, options, the pendency of calls and maturities and expiration of rights. Any dividends or other distributions in respect of Escrowed Securities, and any securities issued upon the conversion, redemption, or exchange of the Escrowed Securities, will be deposited with the Escrow Agent in escrow hereunder immediately upon payment or issuance, accompanied by written notice to the Escrow Agent identifying such deposit of dividends or other distributions, and added to the Escrow Fund.

         (c) TAX LIABILITIES. The Shareholders shall be responsible for any tax liability and tax reporting obligations attributable to (i) the placement of the Escrowed Securities in the escrow contemplated hereby, (ii) the payment of any dividends or other amounts payable (including interest or other income earned but not distributed in any tax year) with respect to the Escrow Fund, and (iii) any exchange of Exchangeable Shares or other activity with respect to the Escrowed Securities or other assets of the Escrow Fund. Each of the Shareholders shall provide the Escrow Agent with an executed IRS Form W-9 or W-8, as applicable.

         (d) TAX INDEMNIFICATION BY THE SHAREHOLDERS. With respect to any payment, exchange or distribution of Escrowed Securities or other assets of the Escrow Fund to or on behalf of any Shareholder, such Shareholder agrees (i) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to such payment, exchange or distribution of Escrowed Securities or other assets of the Escrow Fund to such Shareholder or with respect to the performance of other activities under this Escrow Agreement to the extent that such activities pertain to such Shareholder, and (ii) to instruct the Escrow Agent in writing, upon receipt of a written request from the Escrow Agent, with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges pertaining to such Shareholder, and to instruct the Escrow Agent, upon receipt of a written request from the Escrow Agent, with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable with respect to such Shareholder in connection with the performance by the Escrow Agent of its duties and responsibilities under this Escrow Agreement. Each Shareholder, severally but not jointly, agrees to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with or relating to any payment made to such Shareholder or other activities performed under the terms of this Escrow Agreement with respect to such Shareholder, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Escrow Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Escrow Agreement.

         (e) TAX INDEMNIFICATION BY CUBIST. With respect to any payment or distribution of the Escrow Fund to Cubist, Cubist agrees (i) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment, exchange or distribution of Escrowed Securities or other assets of the Escrow Fund to or on behalf of Cubist or with respect to the performance of other activities under this Escrow Agreement to the extent that such activities pertain to Cubist, and (ii) to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges pertaining to Cubist, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable with respect to Cubist in connection with the performance by the Escrow Agent of its duties and responsibilities under this Escrow Agreement. Cubist agrees to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with or relating to any payment made to Cubist or other activities performed under the terms of this Escrow Agreement with respect to Cubist, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Escrow Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Escrow Agreement.

         4.       CLAIMS AGAINST ESCROW FUND.

         (a) NOTICE OF CLAIM. Cubist will give the Escrow Agent and the Shareholders' Representative written notice (a "Notice of Claim") of any claim for indemnification under the Shareholders' Agreement to be paid from the Escrow Fund (a "Claim"), indicating the amount of indemnification sought and specifying in reasonable detail the factual basis therefor. If the Damages for which indemnification is sought are liquidated, Cubist's Notice of Claim will so state and a charge in such amount will be deemed asserted against the Escrow Fund. If such Damages are not liquidated, Cubist's Notice of Claim will so state and will contain its good-faith estimate of the maximum amount of such Claim, and in such event, a charge in such amount will be deemed asserted against the Escrow Fund. Cubist will not be entitled to give any Notice of Claim after the date on which all of the Escrow Fund is released from the escrow hereunder pursuant to, and in accordance with, the provisions of Section 5(a) hereof. If a Notice of Claim indicates that the Claim to which such Notice of Claim pertains is a Claim under
Section 4.2(b) of the Shareholders' Agreement (a "Section 4.2(b) Claim"), the Shareholders' Representative shall promptly upon receipt send a copy of such Notice of Claim to the applicable Shareholder against whom such Section 4.2(b) Claim is being made.

         (b) OBJECTION TO CLAIM. If within thirty (30) days after the date a Notice of Claim is delivered to the Escrow Agent and the Shareholders' Representative in accordance with Section 4(a), the Shareholders' Representative advises the Escrow Agent in writing that it objects to such

Notice of Claim (or a portion thereof), stating in reasonable detail the basis of its objection, then unless and until the Shareholders' Representative withdraws such objection in writing, the Claim ( or the portion thereof so disputed, as the case may be) to which such Notice of Claim relates will be deemed to be a "Disputed Claim"; otherwise, such Claim (or portion thereof not so disputed, as the case may be) will be deemed to be an "Allowed Claim."

         (c) PAYMENT OF ALLOWED CLAIMS. As promptly as is practicable, and in any event within fifteen (15) days, after a Claim (or a portion thereof) is determined to be an Allowed Claim, or if at the time a Notice of Claim with respect to such Claim (or portion thereof) was given in accordance with Section 4(a), such Claim was not liquidated in amount, then as promptly as practicable after the later to occur of (i) such Claim (or portion thereof) becoming an Allowed Claim in accordance with the provisions of Section 4(b) above and (ii) such Claim (or portion thereof) becoming liquidated and written notice thereof is given by Cubist to the Escrow Agent and the Shareholders' Representative, the Escrow Agent will, FIRST, release from escrow and deliver to Cubist a number of Escrowed Securities (to the extent Escrowed Securities remain available), registered to Cubist, and, SECOND, the amount of cash (to the extent cash is available) in the Escrow Fund, sufficient to satisfy such Claim (or portion thereof). Notwithstanding the foregoing provisions of this Section 4(c), no payment shall be made to Cubist under this Section 4(c) with respect to any
Section 4.2(b) Claim until the later of (i) the business day immediately following the Cut-Off Date (as defined in Section 5(a) below), (ii) the date on which there are no Disputed Claims arising under Section 4.2(a) of the Shareholders' Agreement, or (iii) if such Section 4.2(b) Claim is a Disputed Claim, the date on which such Section 4.2(b) Claim is required to be paid pursuant to Section 5(b) or Section 5(c) hereof, whereupon the Escrow Agent shall, FIRST, release from escrow and deliver to Cubist a number of Escrowed Securities (to the extent that Escrowed Securities remain available) sufficient to satisfy such Section 4.2(b) Claim (but in no event shall the number of such Escrowed Securities released be greater than the PRO RATA interest (determined in accordance with the respective percentage interests in the Escrow Fund of the Shareholders as set forth on SCHEDULE 1 attached hereto) in the Escrowed Securities that remain available at such time of the Shareholder against whom such Section 4.2(b) Claim is made), and SECOND, release from escrow and deliver to Cubist an amount of cash (to the extent that cash is available) sufficient to satisfy such Section 4.2(b) Claim (but in no event shall the amount of cash released be greater than the PRO RATA interest (determined in accordance with the respective percentage interests in the Escrow Fund of the Shareholders as set forth on SCHEDULE 1 attached hereto) in such cash available at such time of the Shareholder against whom such Section 4.2(b) Claim is made). For purposes of calculating the number of Escrowed Securities to be delivered to Cubist pursuant to this Section 4(c), the cash value of each share of Cubist Common Stock and each Exchangeable Share shall be conclusively deemed to equal $47.66 per share (such dollar figure to be proportionately adjusted to reflect stock splits, stock dividends, reverse stock splits, and other recapitalizations, reorganizations and similar events affecting Cubist Common Stock and occurring after the date of this Escrow Agreement, notice of which having been given to the Escrow Agent).

         (d) NO PAYMENT OF DISPUTED CLAIMS. Except as otherwise expressly provided herein (including, without limitation, as provided in Section 5(b) hereof), the Escrow Agent will not release from escrow or deliver any part of the Escrow Fund in respect of any Disputed Claim.

         (e) INVESTMENT PROVISIONS. The Escrow Agent shall invest any cash portion of the Escrow Fund at, and pursuant to, the joint written direction of Cubist and the Shareholders' Representative in Eligible Investments and shall not be responsible for or liable for any loss accruing from any investment made in accordance herewith. "Eligible Investments" shall mean (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) obligations (including certificates of deposit and banker's acceptances) of any domestic commercial bank having capital and surplus in excess of $500,000,000; (iii) repurchase obligations for underlying securities of the type described in clause (i); (iv) shares of money market funds at least 95% of the assets of which constitute obligations of the type described in clause (i) above. No investment shall have a term of more than ninety (90) days. If otherwise qualified, obligations of the Escrow Agent shall qualify as Eligible Investments. Absent its timely receipt of such specific written investment instructions from Cubist and the Shareholders' Representative, the Escrow Agent shall have no obligation or duty to invest (or otherwise pay interest on) the Escrow Fund. All earnings received from the investment of the Escrow Fund shall be credited to, and shall become a part of, the Escrow Fund (and any losses on such investments shall be debited to the Escrow Fund). The Escrow Agent shall have no liability for any investment losses, including any losses on any investment required to be liquidated prior to maturity in order to make a payment required hereunder.

         5.       RELEASE AND DELIVERY OF ESCROW FUND.

         (a) ON CUT-OFF DATE. If Cubist has not delivered a Notice of Claim to the Escrow Agent and the Shareholders' Representative on or prior to October 23September 29], 2001 (the "Cut-Off Date"), the Escrow Agent will release all of the remaining Escrow Fund from escrow promptly thereafter, and deliver it to the Shareholders PRO RATA in accordance with their respective percentage interest in the Escrow Fund as set forth on SCHEDULE 1. If Cubist has delivered a Notice of Claim to the Escrow Agent and the Shareholders' Representative on or prior to the Cut-Off Date, and such Notice of Claim is received by the Escrow Agent on or prior to such date, then the Escrow Agent will release all of the then remaining Escrow Fund from escrow on the Cut-Off Date and deliver it to the Shareholders PRO RATA in accordance with their respective percentage interest in the Escrow Fund as set forth on SCHEDULE 1, PROVIDED, that the Escrow Agent will retain and continue to hold in escrow such portion, if any, of the Escrow Fund with respect to which Cubist has asserted any Claim(s) in accordance with this Escrow Agreement which have not been resolved (it being understood that such portion, if any, of the Escrow Fund will continue to be subject to the escrow contemplated under this Escrow Agreement and will be released from such escrow only in accordance with the provisions of Section 4(c), Section 5(b) or Section 5(c) hereof), and PROVIDED, FURTHER, that appropriate and equitable adjustments shall be made to the PRO RATA portion of the Escrow Fund to which each Shareholder would otherwise be entitled to receive pursuant to this Section 5(a) so as to take into account any portion of the Escrow Fund that must continue to be held in escrow pursuant to this Escrow Agreement or must be paid to Cubist, in either case in connection with any Section 4.2(b) Claim against any Shareholder (it being understood that such appropriate and equitable adjustments will be implemented so that each Shareholder against whom a Section 4.2(b) Claim has not been made receives the PRO RATA portion of the Escrow Fund remaining on the Cut-Off

Date to which such Shareholder would be entitled under this Section 5(a) if no
Section 4.2(b) Claims had been made against any Shareholder).

         (b) AS DIRECTED BY A COURT. Except as otherwise specifically provided herein, the Escrow Agent will retain the portion of the Escrow Fund representing Disputed Claims until such time or times as it receives notice that a judgment, order, or decree has been entered or made by any court with respect to the disposition of the Escrow Fund (or any portion thereof) that, in the opinion of legal counsel chosen by the Escrow Agent, is binding upon the Escrow Agent and not subject to further appeal or modification before compliance is required therewith, in which case the Escrow Agent will comply with such judgment, order, or decree.

         (c) AS DIRECTED BY THE PARTIES. Notwithstanding any other provision of this Escrow Agreement, the Escrow Agent will release all or any part of the Escrow Fund and deliver it in accordance with written instructions duly executed (in counterparts or otherwise) by both Cubist and the Shareholders' Representative.

         6. LIABILITY OF ESCROW AGENT. This Escrow Agreement is entered into by the Escrow Agent as an accommodation to, and solely for the benefit of, Cubist and the Shareholders; and no other person will have any right to enforce or receive the benefits of this Escrow Agreement other than enforcement hereof by the Shareholders' Representative on behalf of the Shareholders. The Escrow Agent will be obligated to perform only such duties as are expressly set forth in this Escrow Agreement on its part to be performed, each of which is ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Escrow Agreement against or on the part of the Escrow Agent, and will not be liable to any person or entity whatsoever, except for actual damages caused by its own gross negligence, bad faith or willful misconduct, and in any event will not be liable for any punitive incidental or consequential damages, including without limitation lost profits. Each Interested Party acknowledges and agrees that the Escrow Agent shall not be responsible for the Acquisition Agreement or the Plan of Arrangement or for determining or compelling compliance therewith and shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification. The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Escrow Agent's own negligence, bad faith or willful misconduct in breach of this Escrow Agreement.

         7. INDEMNIFICATION OF ESCROW AGENT. Each of Cubist and the Shareholders, severally and not jointly, will indemnify, defend, and hold harmless the Escrow Agent (and its respective officers, directors, shareholders, partners, employees, agents, and other representatives) from and against all damages, losses, costs and expenses (including, without limitation, reasonable attorney's fees and other defense costs and expenses ) related to or arising, directly or indirectly, out of any claim made by any Interested Party, any Shareholder or any third party against the Escrow Agent in connection with this Escrow Agreement or with the administration by the Escrow Agent of its duties hereunder, excepting only such damages, losses, costs and expenses (including, without limitation, attorney's fees and other defense costs and expenses ) as may be finally determined by a court of competent jurisdiction to have been caused directly by the Escrow Agent's gross negligence, bad faith or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Escrow Agreement. In the event that Cubist, on the one hand, or the Shareholders, on the other hand, are required to indemnify the Escrow Agent pursuant to this Section 7, then, without altering or limiting the liability of any of the Shareholders or Cubist to the Escrow Agent hereunder, Cubist or the Shareholders, as the case may be, may seek indemnification for such payment against the Shareholders or Cubist, respectively, if and only to the extent that Cubist or the Shareholders, as the case may be, are entitled to indemnification therefor in accordance with the provisions of the Shareholders' Agreement. In the event that any of Cubist or the Shareholders shall be obligated or required to indemnify the Escrow Agent pursuant to this Section 7, then, without limiting the generality of the immediately preceding sentence if and to the extent applicable, such indemnifying person shall have the right to seek contribution from Cubist and/or any Shareholder, as applicable, if and to the extent that Cubist and/or such Shareholder, as applicable, are also responsible for the facts and circumstances that gave rise to the indemnification obligation to the Escrow Agent. The amount of any such contribution obligation or liability among Cubist and/or the Shareholders shall be equitably determined taking into account the degree of fault of Cubist and/or the Shareholders.

         8. RELIANCE BY ESCROW AGENT. In the absence of gross negligence, bad faith or willful misconduct, the Escrow Agent will not incur any liability for
(a) acting or failing to act in good-faith reliance upon any written instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), notice, or other document required or permitted under this Escrow Agreement and believed by it to be genuine and to have been signed by the proper person(s), without any obligation on its part to make any additional inquiry or investigation, and (b) acting or failing to act in good-faith reliance upon the advice of legal counsel.

         9. RESIGNATION OR REMOVAL OF ESCROW AGENT. The Escrow Agent will have the right to resign as Escrow Agent hereunder at any time, upon 30 days prior written notice to Cubist and the Shareholders' Representative; and the Escrow Agent may be removed by written agreement of Cubist and the Shareholders' Representative delivered to the Escrow Agent, which removal will be effective not earlier than 30 days after such delivery to the Escrow Agent, unless the Escrow Agent consents in writing to an earlier effective time. Before the effectiveness of any such resignation or removal, Cubist and the Shareholders' Representative will jointly appoint another person, reasonably acceptable to both of them, to act in the resigning or removed Escrow Agent's stead hereunder. If Cubist and the Shareholders' Representative fail to agree upon and appoint such successor Escrow Agent before the effectiveness of any such resignation or removal, then unless otherwise instructed by written notice duly executed by Cubist and the Shareholders' Representative, the resigning or removed Escrow Agent will deposit the Escrow Fund with a court of competent jurisdiction and will institute an interpleader proceeding against Cubist and the Shareholders' Representative on behalf of the Shareholders, upon which such Escrow Agent will be relieved of all future obligations hereunder.

         10. TERMINATION, AMENDMENT, AND MODIFICATION. This Escrow Agreement will terminate when the entire Escrow Fund has been distributed in accordance with the terms hereof. Prior to such time, this Escrow Agreement may be terminated, amended, or modified only by a written agreement (in counterparts or otherwise) duly executed and delivered by Cubist, the Shareholders' Representative and the Escrow Agent.

         11. DISPUTES. In the event that there arises any dispute with respect to this Escrow Agreement or any transaction or matter in connection with this Escrow Agreement, including without limitation the respective rights of Cubist and the Shareholders to the release or return of all or any part of the Escrow Fund, the Escrow Agent is authorized (but will not be required) (a) to retain possession of all or any part of the Escrow Fund until such dispute is finally resolved, including without limitation, resolution by mutual agreement of the disputants or by the final judgment, order, or decree of a court of competent jurisdiction after the time for appeal has expired and without any rights of appeal having been perfected; and/or (b) to deposit all or any part of the Escrow Fund with a court of competent jurisdiction and institute an interpleader proceeding against Cubist and the Shareholders' Representative on behalf of the Shareholders, upon which the Escrow Agent's future obligations under this Escrow Agreement will immediately terminate. The Escrow Agent is authorized (but will not be required) to institute, prosecute, intervene in, and/or defend any such proceedings.

         12. NOTICES. All notices, requests, payments, instructions, or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this section):

         (i)      If to Cubist, to:

                  Cubist Pharmaceuticals, Inc.
                  24 Emily Street
                  Cambridge, MA 02139
                  Attention: President and Chief Executive Officer Telecopier No. 617-234-5150

                  with a copy sent at the same time and by the same means to:

                  Julio E. Vega, Esq.
                  Matthew J. Cushing, Esq.
                  Bingham Dana LLP
                  150 Federal Street
                  Boston, Massachusetts  02110
                  Telecopier No. (617) 951-8736

         (ii) If to any of the Shareholders and/or the Shareholders' Representative, to the Shareholders' Representative at:

                  MDS Capital Corp.
                  100 International Boulevard
                  Toronto, Ontario M9W 6J6
                  Attn: Legal Department
                  Telecopier No.:  416-213-4232

                  with a copy sent at the same time and by the same means to:

                  MDS Capital Corp.
                  555 West 8th Avenue
                  Suite 305
                  Vancouver, BC V5Z 1C6
                  Attn: Mr. Darrell Elliott
                  Telecopier No.:  604-872-2977


         (iii)    If to Escrow Agent:

                  by first class mail, to:

                  State Street Bank and Trust Company
                  Global Investors Services Group
                  Corporate Trust Department
                  2 Avenue de LaFayette
                  Boston, Massachusetts 02102-0778
                  Attention: Cubist/TerraGen Escrow

                  if by fax, addressed as
                  above and sent to
                  the following telecopy
                  number:

                  Fax:  617-662-5374

                  if by hand, certified or
                  registered mail or overnight
                  courier or delivery, to:

                  State Street Bank and Trust Company
                  Global Investors Services Group
                  Corporate Trust Department

                  2 Avenue DeLafayette
                  Boston, Massachusetts 02111-1724
                  Attention: Cubist/TerraGen Escrow

         13. GOVERNING LAW. This Escrow Agreement will be governed by and interpreted and construed in accordance with the internal laws of The Commonwealth of Massachusetts, as applied to contracts under seal made, and entirely to be performed, within The Commonwealth of Massachusetts, and without reference to principles of conflicts or choice of laws.

         14. COUNTERPARTS. This Escrow Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement. In pleading or proving this Escrow Agreement, it will not be necessary to produce or account for more than one such counterpart.

         15. ENTIRE AGREEMENT. This Escrow Agreement, together with the Acquisition Agreement, the Plan of Arrangement and the Shareholders Agreement, contains the entire understanding and agreement among the parties, and supersedes any prior understandings or agreements among them, or between or among any of them, with respect to the subject matter hereof.

         16. CAPTIONS. The captions of sections or subsections of this Escrow Agreement are for reference only and will not affect the interpretation or construction of this Escrow Agreement.

         17. FEES AND EXPENSES. Cubist agrees: (i) to pay or reimburse the Escrow Agent for its reasonable attorney's fees and expenses incurred in connection with the preparation of this Escrow Agreement and (ii) to pay the Escrow Agent's compensation for its normal services hereunder in accordance with the fee schedule attached hereto as SCHEDULE 2, which may be subject to change hereafter on an annual basis. Cubist agrees to reimburse the Escrow Agent on demand for all costs and expenses incurred in connection with the administration of this Escrow Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including without limitation, payment of any reasonable legal fees and expenses incurred by the Escrow Agent in connection with the resolution of any claim by any party hereunder.

         18. BENEFITS OF AGREEMENT; NO ASSIGNMENTS; NO THIRD-PARTY
             BENEFICIARIES.

         (a) This Escrow Agreement will bind and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns.

         (b) No party will assign any rights or delegate any obligations hereunder without the consent of the other parties, other than in the case of Cubist, in connection with a (i) acquisition or consolidation of Cubist or (ii) sale of the assets to which this transaction relates (provided that, in the event of such sale of assets, the buyer agrees in writing with the Shareholders'

Representative to be bound by the obligations of Cubist under the Acquisition Documents) and any attempt to do so will be void.

         (c) Nothing in this Escrow Agreement is intended to or will confer any rights or remedies on any person other than the parties hereto and their respective heirs, successors, and permitted assigns.

         19. EQUITABLE RELIEF. Each of the parties hereby acknowledges that any breach by him or it of his or its obligations under this Escrow Agreement would cause substantial and irreparable damage to the parties, and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that each other party will be entitled to equitable relief to prevent the breach of such obligations.

         20. CONSTRUCTION. The language used in this Escrow Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

         21. WAIVERS. No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving party. No failure or other delay by any party exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

         22. CONSENT TO JURISDICTION AND SERVICE. Each of the parties hereto hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts in The Commonwealth of Massachusetts and of any Federal court located in said Commonwealth in connection with any actions or proceedings brought against any of the parties hereto (or each of them) arising out of or relating to this Escrow Agreement. In any such action or proceeding, each party hereto hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal service of any summons, complaint, declaration or other process, and (iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at its address in accordance with Section 12 hereof.

         23. FORCE MAJEURE. The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

         24. REPRODUCTION OF DOCUMENTS. This Escrow Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Escrow Agreement has been executed and delivered under seal as of the date first above written.


                              CUBIST PHARMACEUTICALS, INC.



                              By /S/ SCOTT M. ROCKLAGE
                                 ---------------------------------------------
                                 Name: Scott M. Rocklage
                                 Title: Chairman of the Board, Chief Executive
                                            Officer and President


                              STATE STREET BANK AND TRUST
                              COMPANY, Escrow Agent



                              By /S/ CHI C. MA
                                 ---------------------------------------------
                                 Name: Chi C. Ma
                                 Title: Vice President



                              /S/ DARRELL ELLIOTT
                              ------------------------------------------------
                              Name: Darrell Elliott, in his capacity as a
                                    Shareholders' Representative

                                   SCHEDULE 1

                                  SHAREHOLDERS

--------------------------------------------------------------------------------------------------------------
                                              CUBIST SHARES TO     EXCHANGEABLE SHARES   % INTEREST IN TOTAL
               STOCKHOLDER                         ESCROW               TO ESCROW           ESCROW SHARES
--------------------------------------------------------------------------------------------------------------
Canadian Medical Discoveries Fund Inc.                                           12,936                 25.2%
--------------------------------------------------------------------------------------------------------------
Brant Investments Limited                                                           476                 0.92%
--------------------------------------------------------------------------------------------------------------
MDS Ventures Pacific Inc.                                                         3,179                 6.19%
--------------------------------------------------------------------------------------------------------------
S.R. One, Limited                                           8,457                                      16.48%
--------------------------------------------------------------------------------------------------------------
3I Bioscience Investment Trust PLC                          7,807                                      15.21%
--------------------------------------------------------------------------------------------------------------
Business Development Bank of Canada                         5,441                                       10.6%
--------------------------------------------------------------------------------------------------------------
Technology Fund Pte Ltd                                     3,583                                       6.98%
--------------------------------------------------------------------------------------------------------------
University of British Columbia                                999                                       1.94%
--------------------------------------------------------------------------------------------------------------
ChromaXome Corporation                                      1,823                                       3.55%
--------------------------------------------------------------------------------------------------------------
Xenova Discovery Limited                                    3,038                                       5.92%
--------------------------------------------------------------------------------------------------------------
David Wood                                                                          198                 0.39%
--------------------------------------------------------------------------------------------------------------
Brian McGowan                                                                        60                 0.12%
--------------------------------------------------------------------------------------------------------------
Daniel Vapnek                                                  60                                       0.12%
--------------------------------------------------------------------------------------------------------------
GATX/MM Ventures                                            2,278                                       4.44%
--------------------------------------------------------------------------------------------------------------
Julian Davies                                                                       533                 1.04%
--------------------------------------------------------------------------------------------------------------
Joseph McDermott                                                                    127                 0.24%
--------------------------------------------------------------------------------------------------------------
Barbara Waters                                                                       74                 0.14%
--------------------------------------------------------------------------------------------------------------
Vivian Miao                                                                          53                 0.10%
--------------------------------------------------------------------------------------------------------------
Geeta Saxena                                                                         42                 0.08%
--------------------------------------------------------------------------------------------------------------
Wai Ho Yap                                                                           42                 0.08%
--------------------------------------------------------------------------------------------------------------
Kah Tong Seow                                                                        42                 0.08%
--------------------------------------------------------------------------------------------------------------
Xiang Li                                                                             27                 0.05%
--------------------------------------------------------------------------------------------------------------
Tuck Wah Soong                                                                       17                 0.03%
--------------------------------------------------------------------------------------------------------------
Christopher Radomski                                                                 14                 0.03%
--------------------------------------------------------------------------------------------------------------
Karen Lu                                                                             10                 0.02%
--------------------------------------------------------------------------------------------------------------
Rosario Bauzon                                                                        4                 0.01%
--------------------------------------------------------------------------------------------------------------
Yue Wang                                                                              2                 0.01%
--------------------------------------------------------------------------------------------------------------
Anja Rabenau                                                    2                                       0.01%
--------------------------------------------------------------------------------------------------------------
Vera Webb                                                                             2                 0.01%
--------------------------------------------------------------------------------------------------------------
Robert How                                                                            2                 0.01%
--------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 2

                                      FEES

ACCEPTANCE FEE:                             Waived
ANNUAL FEE:                                 $3,500.00 per year or part thereof,
                                            $35.00 per holder
WIRE FEE:                                   $20.00 per wire
INVESTMENT FEE:                             $65.00 per buy/sell
direct investments in treasuries,
CD's, CP, Repo's, etc.                                      or
SWEEP FEE:                                  40 basis points per annum of
(SSgA or selected other Money               the average daily net assets
Market Funds)
OUT-OF-POCKET EXPENSES:                     At Cost
LEGAL FEE:                                  At Cost
(State Street will use Rob Coughlin of Peabody & Arnold as Counsel)